Exhibit 99.1

Residence Inn – Portland Downtown
Marriott


Residence Inn – Boston Watertown
Marriott


COURTYARD
Courtyard – Pittsburgh Downtown
Marriott


Residence Inn – Steamboat Springs
Marriott

SUMMIT
HOTEL PROPERTIES

INVESTOR PRESENTATION

FEBRUARY 2022


Hyatt House – Orlando Universal
Hyatt


AC Hotel – Oklahoma City Bricktown
Marriott


canopy
Canopy by Hilton – Frisco
Hilton


AC Hotel – Houston
Marriott

Forward Looking Statements We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking by their nature: • our ability to increase our dividend per share of common stock; • the state of the U.S. economy generally or in specific geographic regions in which we operate, and the effect of general economic conditions on the lodging industry and our business in particular; • market trends in our industry, interest rates, real estate values and the capital markets; • our business and investment strategy and, particularly, our ability to identify and complete hotel acquisitions and dispositions; • our projected operating results; • actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of such actions, initiatives and policies; • our ability to manage our relationships with our management companies and franchisors; • our ability to maintain our existing and future financing arrangements; • changes in the value of our properties; • the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; • our ability to satisfy the requirements for qualification as a REIT under the U.S. Tax Code; • our ability to repay or refinance our indebtedness as it matures or becomes callable by lenders; • the availability of qualified personnel; • our ability to make distributions to our stockholders in the future; • the general volatility of the market price of our securities; and • the degree and nature of our competition. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. These factors are discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents we have filed with the Securities and Exchange Commission. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement is effective only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law we are not obligated to, and do not intend to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, this presentation contains certain unaudited historical and pro forma information and metrics which are based or calculated from historical data that is maintained or produced by Summit or third parties. This presentation contain statistics and other data that may have been obtained from, or compiled from, information made available by third-parties. AC Hotel / Residence Inn Frisco Station

Summit Overview Average Effective Age (1,2) 4.9 years 95% Franchisor Contribution (1,2) Guestrooms (1) 15,227 Top 50 Markets (1,2) 86% Hotels and Resorts(1) 101 Recent Acquisitions ~$900M GOP Margin (1,3) 44% Markets (1) 42 Portfolio RevPAR Index (1,3) 124 Summit Hotel Properties (NYSE: INN) is a leading publicly-traded REIT focused on owning premium- branded hotels with efficient operating models primarily in the upscale segment of the lodging industry AC Hotel Downtown Dallas (1) Based on 100 hotels owned as of February 23, 2022, plus the pending acquisition of Canopy by Hilton New Orleans which is expected to close in the first quarter 2022. (2) Based on guestroom count. (3) Based on pro forma financials as of December 31, 2021. 3 Total Enterprise Value (TEV) $2.7B Equity Market Cap $1.2B Pro Rata Net Debt / TEV 44%

SUMMIT OPERATIONS UPDATE Boulder Marriott AC Hotel Downtown Dallas SUMMIT INVESTMENT THESIS

Efficient Operating Model and Best-in-Class Platform Drives Profitability Premier Portfolio with Broad Geographic Diversification and Concentration in High Growth Sun Belt Markets Targeted Capital Allocation Strategy with Proven Track Record of External Growth and Capital Recycling Strong Balance Sheet and Liquidity Support Future Growth Leading Environmental, Social, and Governance Program Proven Investment Strategy AC Hotel Frisco Station 5

Efficient Operating Model and Best-in-Class Platform Drives Profitability Flexible and favorable management terms High degree of engagement with key management company personnel Use of independent platforms eliminates conflicts of interest Independent Management Companies In-House Asset Management Intensive asset management process provides better oversight and accountability of management companies Exhaustive due diligence approach facilitates value creation In-House Design & Construction Continuous renovation planning and oversight to ensure minimum revenue displacement Cost savings achieved driven by fewer outsourcing needs for renovation activity In-house design leads to more customized renovations In-House Revenue Management Consistent on-site presence and collaboration with local management Industry benchmarking and data analysis Analyzing forward-looking data to proactively manage demand expectations rather than manage reactively Development & Acquisitions Deep network of industry relationships facilitates off market transactions Leverage in-house asset management and design & construction to optimize market positioning and capital investment Partnership with GIC facilitates expanded acquisition opportunities and enhanced underwriting rigor Investment & Business Intelligence Business intelligence tools facilitate real-time data analytics Data analytics used to implement revenue and asset management strategies designed to maximize hotel profitability Summit’s operating platform is built on its expertise and experience in revenue & asset management, design & construction, and acquisitions all underpinned by robust business intelligence and data analytics 6

Efficient Operating Model and Best-in-Class Platform Drives Profitability $70 $70 $83 $103 $65 $75 $85 $95 $105 2000 2010 2012 2019 +48% STR Upscale RevPAR (1) STR Upper-Upscale RevPAR (1) $113 $96 $109 $140 $90 $105 $120 $135 $150 2000 2010 2012 2019 +25% An enhanced guest experience has facilitated a continuing shift in guest preference and driven outperformance in the Upscale segment compared to the Upper-Upscale segment +48% +25% 7 (1) Based on the Smith Travel Research Quarterly and Monthly Hotel Review for the applicable years. (2) Based on the 2019 STR Host Almanac with financials as of year-end 2018. Homewood Suites Aliso Viejo SpringHill Suites Indianapolis Downtown Hampton Inn & Suites Baltimore Downtown

Efficient Operating Model and Best-in-Class Platform Drives Profitability Summit has a track record of outperformance with cumulative RevPAR growth exceeding the STR Upscale chain scale benchmark by a 120bps CAGR in the eight years leading into the pandemic 10% 15% 26% 34% 37% 39% 40% 41% 7% 12% 20% 26% 28% 30% 31% 31% 0% 10% 20% 30% 40% 50% 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cumulative RevPAR Growth Summit Pro Forma STR Upscale Cumulative RevPAR Growth: Summit Pro Forma Portfolio vs. STR Upscale (1) Summit CAGR = 5.0% STR Upscale CAGR = 3.8% 8 (1) Based on the Smith Travel Research Lodging Review and as reported pro forma RevPAR growth for the applicable years

Efficient Operating Model and Best-in-Class Platform Drives Profitability 48% 46% 37% 35% 30% 35% 40% 45% 50% INN Select-Service Total U.S. Full-Service Summit (1) (2) (2) (2) +243 bps +1,192 bps +1,361 bps Summit Delivers Best-in-Class Operating Margins (1) Based on the 2019 pro forma actuals. (2) Based on the 2020 STR Host Almanac with financials as of year-end 2019. 9 FYE GOP Margin (1)

Efficient Operating Model and Best-in-Class Platform Drives Profitability 10 100% 8% 49% 0% 25% 50% 75% 100% 2019 2020 2021 Summit 100% -18% 26% -25% 0% 25% 50% 75% 100% 2019 2020 2021 Annualized Lodging REIT Peers (1) (1) Lodging REIT Peers include: APLE, AHT, BHR, CLDT, CPLG, DRH, HT, HST, PK, PEB, RLJ, RHP, SHO, XHR Note: Chart data represents Adjusted EBITDAre as a % of 2019. Year-to-Date September 30, 2021, EBITDA is annualized for Lodging Peers. Summit’s efficient operating model provides for flexibility and adaptability to optimize performance given market cyclicality . In 2020, Summit achieved positive Adjusted EBITDA and outperformed the lodging REIT composite by 2,600 bps Hilton Garden Inn Grapevine at Silverlake Crossings ✓ ( -) Adjusted EBITDA Indexed to Pre-Pandemic Levels (FYE 2019) ∆= 2,600 bps

Efficient Operating Model and Best-in-Class Platform Drives Profitability Courtyard Charlotte City Center 11 Through both asset management initiatives and a restructuring of the operating model due to the pandemic, we believe there is potential for margin expansion as revenues return to stabilized levels • Rooms revenue driven model results in high GOP margins and low break-even occupancy • Proprietary, in-house revenue management platform partners with management companies to more effectively yield manage the portfolio and drive profitability • Complexing of management and sales teams across the portfolio, particularly with addition of NCI, creates both revenue and expense synergies • Utilization of best practices from our eight management partners drives operational efficiencies • Strong connectivity, representation and influence with all major brand partners through leadership roles on owner advisory councils 50% 50% 48% 46% 48% 35% 45% 47% 44% 44% 30% 35% 40% 45% 50% 55% Q1 Q2 Q3 Q4 FYE 2019 GOP Margin 2021 GOP Margin 2021 GOP Margin vs. 2019 (1) (1) Based on pro forma GOP Margin for the 74 hotels owned as of December 31, 2021.

Premier Portfolio with Broad Geographic Diversification and Concentration in High Growth Sun Belt Markets U.S. Markets % of Portfolio (1) Number of Rooms Top 25 64% 9,604 Top 50 86% 12,952 Sun Belt 60% 8,980 Total 100% 15,227 Dallas-Fort Worth New Orleans Atlanta San Francisco Portland Minneapolis Houston Phoenix Rocky Mountains (1) Based on 101 hotels. Includes pending acquisition of Canopy by Hilton New Orleans expected to close in the first quarter 2022. Guestroom count used to determine circle size. Note: Annotated states and regions represent Top MSAs. Chicago Orlando Nashville Miami Oklahoma City Southern California Indianapolis Boston No single asset contributes more than 2% to our portfolio, and Dallas is the only market that contributes > 10%. Individual Dallas submarkets contribute < 5% 12

5YR CAGR 13% 9% 0% 15% 30% 45% 60% 75% 90% 2021 2022 2023 2024 2025 2026 Forecasted Cumulative RevPAR Growth (1)(2) Summit CBRE Total U.S. CBRE Upscale Summit Markets Rooms % Portfolio 5YR CAGR (1) vs. Total U.S. Market Indicator Dallas-Fort Worth 2,225 15% 11% 240 bps + New Orleans 1,178 8% 18% 920 bps + Atlanta 744 5% 10% 110 bps + San Francisco 732 5% 30% 2160 bps + Portland 640 4% 12% 280 bps + Minneapolis 614 4% 17% 820 bps + Baltimore 569 4% 11% 190 bps + Houston 567 4% 9% 40 bps + Phoenix 552 4% 11% 240 bps + Denver 509 3% 13% 420 bps + Pro Forma Top 10 (2) 8,330 55% 14% 550 bps + Other (2) 6,377 42% 11% 250 bps + Pro Forma Portfolio (2) 15,107 100% 13% 400 bps + Total U.S. 9% Summit’s favorable market exposure is expected to drive portfolio RevPAR growth in its top 10 markets of 550 basis points better than industry averages annually through 2026 (1)(2) (1) CBRE Hotel Horizons RevPAR growth data Q2 2021 Edition as of September 2021. (2) Pro forma portfolio RevPAR growth is the CBRE All Hotels RevPAR growth for the applicable markets weighted by guestroom count. 13 Premier Portfolio with Broad Geographic Diversification and Concentration in High Growth Sun Belt Markets 10%

Premier Portfolio with Broad Geographic Diversification and Concentration in High Growth Sun Belt Markets

Summit believes in the value of loyalty and partners with leading global brands that provide access to millions of enrolled loyalty members. We believe guests strongly value premium standards, exceptional service, diverse type of stay offerings, and ease of reservation that result in a positive guest experience and recurring stays

Franchisor(1)



50%
25%
19%
5%

Legend

- Marriott
- Hilton
- HYATT
- IHG Hotels & Resorts

Hotel Type (1)



COURTYARD
Hilton Garden Inn
HYATT PLACE
HOMEWOOD SUITES
Residence Inn
AC HOTELS MARRIOTT
canopy
65%
5%
22%
8%

Legend

- Premium Select Service
- Extended Stay
- Lifestyle
- Compact Full Service



AC Hotel Oklahoma City Bricktown

(1) Based on 101 hotels. Includes pending acquisition of Canopy by Hilton New Orleans expected to close in the first quarter 2022.

14

SUMMIT HOTEL PROPERTIES

$104 $128 $106 $112 $50 $65 $80 $95 $110 $125 INN 2015 INN 2019 Peers 2015 Peers 2019 Summit RevPAR 2015-2019 $14,643 $19,080 $16,345 $16,248 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 INN 2015 INN 2019 Peers 2015 Peers 2019 Summit EBITDA / Key 2015-2019 4YR CAGR 5.2% 4YR CAGR 6.8% In 2019, Summit’s absolute RevPAR and EBITDA / Key generated a 15% and 17% premium to the select service peer set, respectively (1) (1) Select service peer set represents the average of Chatham Lodging Trust and Apple Hospitality REIT for 2019. 15 4YR CAGR 1.1% 4YR CAGR (0.1%) Premier Portfolio with Broad Geographic Diversification and Concentration in High Growth Sun Belt Markets

Acquisitions • Locations in “Markets that Matter” with favorable supply/demand dynamics and multiple demand generators • Efficient operating models • Value-add opportunities (i.e., property renovations, brand conversions, management changes) Dispositions • Identify markets with unfavorable supply/demand dynamics • Identify hotels with functional obsolescence or large capital needs that do not meet return thresholds • Opportunistic in response to unsolicited offers Joint Venture with GIC • $1.3 Billion invested with a well-respected global real estate investor further validates Summit’s platform and operating model • Fee structure generates higher going-in yields and hold-period returns for the Company • Facilitates external growth strategy and creates a pipeline for future growth Opportunistic Development and Mezzanine Lending Activity • Higher risk-adjusted returns and utilization of in-house development expertise • Mezzanine lending program provides alternative pipeline for growth • Earns current yield of typically 8%-12% • Provides for future option to acquire at a fixed price Flexible Balance Sheet • Maintain liquidity and flexibility • Well-balanced maturity ladder spread across multiple years • Precedent for creative structuring and accretive issuance of OP units to preserve liquidity while remaining transactional early in new lodging cycle Targeted Capital Allocation Strategy with Proven Track Record of External Growth and Capital Recycling 16 Hotel Indigo Asheville

Key Highlights Residence Inn Steamboat Embassy Suites Tucson NCI Summit @ March 2022 (2) Summit @ 6/30/2021 # of Hotels 72 1 1 27 101 # of Guestrooms 11,288 110 120 3,709 15,227 Date of Acquisition - Jul - 21 Dec - 21 Jan - 22 - Purchase Price - $33M $26M $822M - Price Per Key - $300K $213K $209K(1) - Average Effective Age (years) 5.0 0.8 5.0 3.0 4.9 40% Growth 35% Growth Active Early in Cycle ~$880M Invested Attractive Basis of $212K / Key Younger Effective Age Summit has been the most acquisitive REIT since the onset of the pandemic as a percentage of asset value 17 (1) Exclusive of the parking structures and incentives (2) Assumes pending acquisition of the Canopy New Orleans Targeted Capital Allocation Strategy with Proven Track Record of External Growth and Capital Recycling

Acquisition of NewcrestImage Portfolio

Transaction Overview

- A portfolio of 27 premium-branded hotels totaling 3,709 guestrooms all of which are located in the Sunbelt
- Hotel purchase price of $776.5 million ($209,000/key) and with an average effective age of three years, the portfolio requires limited near-term capital expenditures.
- $24.8 million is allocated to two parking garages, and $20.7 million is allocated to various incentives for a total portfolio valuation of $822.0 million
- One-third of the total portfolio valuation has opened in 2019 or later providing significant organic growth opportunities and limiting near-term capital needs.
- Operational upside through clustering sales opportunities and providing a sophisticated level of revenue strategy.

Capital Structure

- Acquired in January of 2022 in GIC JV (26 of 27 hotels) and anticipate closure of the 27th hotel in Q1
- Capitalization included a combination of common OP units, preferred OP units, cash and term loan.
    - Summit to issue 15.865 million common OP units valued at $160 million and 5.25% preferred OP units valued at $50 million
    - GIC contributed approximately $208 million in cash for 49% interest
    - Primary financing included $410 million interest-only term loan with initial 4-year term, variable interest rate of SOFR + 2.86%


AC Hotel Frisco Station
Marriott


AC Hotel Houston
Marriott


AC Hotel Dallas Downtown
Marriott


SpringHill Suites / TownePlace Suites New Orleans
Marriott


Embassy Suites Amarillo
Hilton

(1) Summit and GIC have a 51% and 49% economic interest in the joint venture, respectively.

18

SUMMIT HOTEL PROPERTIES

Acquisition of Embassy Suites Tucson Catalina Foothills Transaction Overview • Recently renovated, market-leading, high-quality 120-guestroom hotel. • Purchase price of $25.5 million ($212,500/key) represents a discount to estimated replacement cost. • Excellent location and dominant brand affiliation have allowed hotel to lead competitive set • Five-year average RevPAR index of nearly 150%. • No other hotels have been built within a three-mile radius over the last 15 years. Capital Structure • Acquired in December 2021 in the GIC joint venture. • Capitalization included a combination of cash and $13.3 million loan assumption. • Loan assumption details: • Equates to ~50% LTV • Fixed interest rate of 4.99% • Maturity date of June 2028 19

44% 12% 44% Equity Preferred Equity Net Debt Strong Balance Sheet and Liquidity Support Future Growth Pro Forma Capital Structure Pro Forma Debt Maturity Schedule ($ in millions) Pro Forma Key Highlights Note: As of February 2022. Assumes fully-extended debt maturity dates. 20 $89 $16 $45 $10 $288 $62 $200 $225 $73 $195 $0 $100 $200 $300 2022 2023 2024 2025 2026 2027 2028+ Secured Non-Recourse Loans Convertible Debt Unsecured Term Loans JV Credit Facility NCI Term Loan Unsecured Revolving Credit Facility Pro Rata Capitalization $2.7 bn Liquidity (Undrawn Revolver Capacity + Cash): $431mm Pro Rata Debt Quantum: $1.2B Pro Rata Net Debt / Total Enterprise Value: 44% Average Length to Maturity: 3.3 years Pro Forma Weighted Avg. Cost of Debt: 3.3% Pro Forma EBITDA Interest Coverage Ratio: 2.3x

We established our Corporate Responsibility program in 2018 for the purpose of creating long-term value for our stakeholders by investing responsibility in our business, environment, people and communities. Our program goals align with the United Nations Sustainable Development Goals (UN SDGs) and with ISS, GRI and CDP reporting frameworks. In 2021, we established a formal ESG committee to achieve our environmental stewardship, social responsibility, and governance and resiliency goals. Our program is overseen by our Board of Directors and executive compensation is tied to the progress of our ESG goals Leading Environmental, Social, and Governance Program Environmental Stewardship Goals Social Responsibility Goals Governance & Resiliency Goals Support and maintain the environmental programs and initiatives established by our brand partners Establish a Resource Management Program to improve our environmental performance and enhance asset value Increase our number of green certified hotels through acquisition, renovation, construction and tenant engagement programs Set reduction targets for energy, emissions and water in alignment with the Science Based Targets initiative or STBi Decrease construction waste through recycling and upcycling Increase the recycling participation at our hotels Continue to preserve and protect our historical buildings Expand the activities of our charitable foundation to carry out our vision and mission Contribute meaningfully to our local communities through volunteer service hours and donation Further cultivate a culture of connectedness based on our primary values of passion, integrity, and excellence Advance a supportive and inclusive work environment where all employees are empowered to succeed Provide increased career development opportunities for women and minorities to promote their growth and scope of responsibility Require Summit employees to complete human rights training, including harassment and human trafficking awareness and prevention training Maintain the highest standards of ethics and corporate governance Strike a fair balance for stakeholder rights Maintain open and effective lines of communication with stakeholders Ensure active risk management to incorporate evolving threats to our business and the integrity and availability of our systems and services Maintain the integrity and security of our systems and data Continue to strengthen out portfolio against environmental-related risk through active risk management, continuous property enhancements and preventative maintenance 21

Leading Environmental, Social, and Governance Program

ISS ESG Ratings [1]

Summit Hotel Properties, Inc.'s last governance data profile update, Feb 04, 2022
Last E&S data profile update, Feb 03, 2022

Governance	2
Environment	5
Social	1

Environmental [2]

20.5% intensity reduction in energy consumption from 2018 baseline

26.4% intensity reduction in greenhouse gas emissions from 2018 baseline

27.2% intensity reduction in water consumption from 2018 baseline

Contracted for **Renewable Energy Certificates** (RECs) for five properties in our portfolio

2 LEED certified properties and 100% of properties with efficient building technologies

Social

33% of our Independent Board Members are female

21 community organizations supported and over **$466K** donated to organizations in need

Hosted **17 community service events** and volunteered **745 hours**

We distribute an **employee engagement survey** annually to solicit organizational feedback

We formalized a hybrid work model to promote work-life balance and provide ample flexibility for our corporate employees

We support the American Hotel & Lodging Association's health and safety initiatives, such as the **Stay Safe Initiative, No Room for Trafficking Campaign** and **5-Star Promise**

100% of Summit employees complete DEI, Unconscious Bias, Harassment, and Human Rights training annually

Governance

100% of Summit employees complete cybersecurity training annually

Workforce Composition

Corporate Employees [3]

Gender


55%
45%
Male
Female

Race & Ethnicity


85%
15%
Caucasians
Minorities

Age


16%
28%
56%
Under 30 years old
30-50 years old
Over 50 years old

Hotel Employees [4][5]

Gender


37%
63%
Male
Female

Race & Ethnicity


25%
14%
61%
Caucasians
Minorities
Not Specified

Age


30%
1%
25%
44%
Under 30 years old
30-50 years old
Over 50 years old
Not Specified

(1) ESG Ratings based on 1 – 10 scale with 1 as the highest, 10 as the lowest.
(2) Information is as of December 31, 2020.
(3) Information is as of September 2021, and is for regular full-time employees of Summit Hotel Properties, Inc.
(4) Information is as of September 2021 and reflects employees at 67 of our 73 hotels. Percentage of female employees increased from 40% at December 31, 2020.
(5) Employees at our hotels are not employees of Summit Hotel Properties, Inc, but are employees of our third-party property managers that operate our hotels on our behalf.

22

SUMMIT HOTEL PROPERTIES

Experienced Leadership Driving Success JONATHAN STANNER PRESIDENT AND CHIEF EXECUTIVE OFFICER Mr. Stanner joined Summit Hotel Properties in April 2017 and most recently served as the company’s Executive Vice President and Chief Financial Officer. Prior to joining Summit, Mr. Stanner was Chief Executive Officer at Strategic Hotels & Resorts, a former NYSE-listed company acquired by an affiliate of The Blackstone Group in 2015. During his tenure at Strategic Hotels & Resorts from 2005 to 2015, Mr. Stanner also held various other senior positions with the company, including Chief Financial Officer, Senior Vice President - Capital Markets, Acquisitions, and Treasurer and Director of Corporate Finance. Prior to his time at Strategic Hotels, Mr. Stanner was an investment banking analyst for Banc of America Securities. Mr. Stanner holds both a B.S. in Management and an MBA from the Krannert School of Management at Purdue University. WILLIAM (“TREY”) CONKLING EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Mr. Conkling joined Summit Hotel Properties in May 2021 as the Company’s Executive Vice President & Chief Financial Officer. Prior to joining Summit, Mr. Conkling served as a Managing Director in the Real Estate, Gaming & Lodging Investment Banking group for Bank of America Merrill Lynch, where he oversaw the successful execution of transaction volume in excess of $190 billion including capital markets and mergers and acquisitions. Prior to his time at Bank of America Merrill Lynch, Mr. Conkling was with the investment banking unit of Bear, Stearns & Co. and previously worked in asset management for Host Hotels & Resorts. Mr. Conkling earned a B.S. in Hotel and Restaurant Administration from Cornell University, School of Hotel Administration and an MBA from Cornell University, Johnson Graduate School of Management. AC Hotel Frisco Station Marriott 23

SUMMIT OPERATIONS UPDATE Marriott Boulder

$41 $52 $67 $70 $77 $89 $102 $94 $98 $106 $92 $84 $75 Monthly Room RevPAR Progression (1) Increasing RevPAR Driving Corporate Free Cash Flow (1) Based on pro forma RevPAR for the 74 hotels owned as of December 31, 2021. (2) Based on pro forma RevPAR for the 100 hotels owned as of January 31, 2022 Corporate Breakeven 2019 RevPAR Recapture Rate 37% 39% 46% 51% 57% 65% 79% 74% 76% 75% 77% 91% 69% Hampton Inn & Suites Austin Downtown 25

Summit’s RevPAR Premium Drives Outperformance vs. Peers Courtyard Pittsburgh Downtown Increasing RevPAR Premium (1) RevPAR As demand continues to broadly recover, Summit’s RevPAR premium to its competitive set has increased to near pre-pandemic levels, resulting in $71 million of additional annualized revenue (1) Based on pro forma RevPAR for the 74 hotels owned as of December 31, 2021. Comp set and RevPAR index is based on the TRI methodology from STR Note: January 2022* based on pro forma RevPAR for the 100 hotels owned as of January 31, 2022. Comp set and RevPAR index is based on the STR methodology from STR $13 Premium per Day x 365 Days per Year = $71mm of Additional Revenue 15,051 Guestrooms x $30 $39 $51 $56 $62 $72 $85 $76 $79 $89 $76 $70 $62 $11 $13 $16 $14 $15 $17 $17 $18 $19 $17 $16 $14 $13 $0 $15 $30 $45 $60 $75 $90 $105 Comp Set RevPAR INN RevPAR Premium 26

APPENDIX Homewood Suites Aliso Viejo

ASSET MANAGEMENT CASE STUDIES Courtyard Nashville Vanderbilt

Hyatt House Across From Universal Orlando Resort In-House Development Expertise • Leveraged in-house development expertise to develop a new and complementary hotel on previously acquired land parcel adjacent to existing Hyatt Place. • The two hotels benefit from a collaborative sales effort that generates incremental revenue opportunities and from efficiencies achieved through a shared cost structure. • Recipient of the 2018 Opening Hotel Performance Award by Hyatt and achieved 100+ RevPAR Index in the first month of operations. • Ranked 1st in its competitive set with a RevPAR index of 132. (1) Hyatt House Across from Universal Orlando Resort Hyatt House Across from Universal Orlando Resort Hyatt House Across from Universal Orlando Resort Return on Investment Hotel EBITDA per Key (2) $16,300 Development Cost per Key (4) $195,500 2019E Hotel EBITDA Yield 8.3 % Implied Value Creation Implied Value per Key (2,3) $202,100 Guestrooms Added 168 keys Implied Value $34.0 million Development Cost (4) $32.8 million Value Creation $1.2 million (+4%) (1) Based on STR data for the year-to-date ended December 31, 2019. (2) Represents 2019 hotel performance as of December 31, 2019. (3) Valuation assumes a 12.4x EBITDA multiple based on 2023E Consensus EBITDA and the Company’s total enterprise value as of February 11, 2022. (4) Based on the total construction cost for the Hyatt House hotel, excluding land and internal capitalized costs. 29

Brand Conversion Unique opportunity to acquire a recently repositioned asset with a distinctive brand in a high-growth market AC Hotel by Marriott Atlanta Downtown Post-Conversion (1) Today (2) Implied Value $57.5 million $80.5 million Value Per Key $225,500 $315,800 EBITDA Yield on Cost 7.4% 11.0 % RevPAR $106.65 $134.52 EBITDA Margin 36.4% 43.6% $107 $135 35.0% 37.0% 39.0% 41.0% 43.0% 45.0% $90 $105 $120 $135 Post-Conversion Today RevPAR RevPAR Hotel EBITDA Margin 30 (1) Represents hotel performance for the trailing twelve months ended June 30, 2018. (2) Represents hotel performance for the trailing twelve months ended December 31, 2019, and valuation assumes a 12.4x EBITDA multiple based on 2023E Consensus EBITDA and the Company’s total enterprise value as of February 11, 2022.

Strategic Renovation Converted seven underutilized meeting rooms into seven standard guestrooms and one two-bedroom suite into two standard guestrooms. Marriott Boulder Guestroom Conversion Pre-Renovation Post-Renovation Return on Investment Hotel EBITDA per Key (1) $27,700 Renovation Cost per Key $71,700 Implied Cash-on-Cash Return 38.6 % Implied Value Creation Implied Value per Key (1,2) $343,500 Guestrooms Added 8 keys Implied Value Creation $2,748,000 31 (1) Represents 2019 hotel performance as of December 31, 2019. (2) Valuation assumes a 12.4x EBITDA multiple based on 2023E Consensus EBITDA and the Company’s total enterprise value as of February 11, 2022.

Managing Through Supply Growth Hampton Inn & Suites – Austin, TX • Acquired the hotel in September 2014. • Austin CBD supply has increased 6.1% annually since the hotel was acquired Performance Highlights • The hotel currently generates an EBITDA yield on cost of 10.0% • Implemented revenue and asset management strategies that drove overall EBITDA margin expansion of 59 basis points • Restructured management agreement resulting in $0.2 million of annual savings and 125 basis points of EBITDA margin expansion • Invested over $4.5 million in guestroom and public space enhancements SEP 2014 (1) DEC 2019 (2) CAGR Our RevPAR $150 $171 2.5 % Market RevPAR (3) $157 $179 2.5 % Total Revenue $12.4 million $14.0 million 2.3 % Hotel EBITDA $5.1 million $5.9 million 2.6 % Hotel EBITDA Margin 41.0% 42.1 % EBITDA Yield on Cost 9.5% 9.3 % Guestroom Supply 31,204 keys 42,456 keys 6.0% 32 (1) Represents hotel performance for the trailing twelve months ended December 31, 2014. (2) Represents hotel performance for the trailing twelve months ended December 31, 2019. (3) Represents the Smith Travel Research CBD hotel submarket for Austin, TX for the trailing twelve months ended September 2014 and December 2019.

ADDITIONAL FINANCIAL DISCLOSURE Hampton Inn Baltimore Inner Harbor

Summary Financial Results (1) (See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release. (2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 74 hotels owned as of December 31, 2021, as if each hotel had been owned by the Company since January 1, 2020, and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2020, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited. 34 For the Three Months Ended December 31, For the Years Ended December 31, 2021 2020 2021 2020 (unaudited) Net loss attributable to common stockholders (15,275) $ (46,764) $ (83,714) $ (158,177) $ Net loss per diluted share (0.15) $ (0.45) $ (0.80) $ (1.52) $ Total revenues 106,862 $ 48,230 $ 361,926 $ 234,463 $ EBITDAre (1) 26,312 $ (5,649) $ 86,325 $ 6,680 $ Adjusted EBITDAre (1) 28,513 $ (2,084) $ 90,495 $ 14,414 $ FFO (1) 8,140 $ (19,816) $ 17,300 $ (53,463) $ Adjusted FFO (1) 14,801 $ (15,110) $ 36,782 $ (38,569) $ FFO per diluted share and unit (1) 0.08 $ (0.19) $ 0.16 $ (0.51) $ Adjusted FFO per diluted share and unit (1) 0.14 $ (0.14) $ 0.35 $ (0.37) $ Pro Forma (2) RevPAR 94.22 $ 43.20 $ 81.13 $ 52.45 $ RevPAR Growth 118.1% 54.7% Hotel EBITDA 36,086 $ 2,688 $ 109,354 $ 28,791 $ Hotel EBITDA margin 33.3% 5.4% 29.6% 12.1% Hotel EBITDA margin growth 2,790 bps 1,756 bps

Summary Pro Forma Operating Results

	Summit (61 Hotels)		Summit GIC JV (13 Hotels)		Pro Forma (74 Hotels)	
	2021	2020	2021	2020	2021	2020
Pro Forma Operating Data [(1)]						
Occupancy	61.4%	42.4%	67.5%	49.4%	62.4%	43.5%
ADR	$ 128.21	$ 117.78	$ 138.26	$ 133.94	$ 129.98	$ 120.63
RevPAR	$ 78.76	$ 49.93	$ 93.34	$ 66.17	$ 81.13	$ 52.45
Occupancy change	*44.9%*		*36.6%*		*43.5%*	
ADR change	*8.9%*		*3.2%*		*7.8%*	
RevPAR change	*57.7%*		*41.1%*		*54.7%*	
Total Revenue	$ 301,217	$ 192,656	$ 67,802	$ 45,735	$ 369,019	$ 238,391
Hotel EBITDA	$ 84,454	$ 15,678	$ 24,900	$ 13,113	$ 109,354	$ 28,791
Pro forma hotel EBITDA Margin	*28.0%*	*8.1%*	*36.7%*	*28.7%*	*29.6%*	*12.1%*

(1) Unaudited pro forma information includes operating results for 74 hotels owned as of December 31, 2021, as if all such hotels had been owned by the Company since January 1, 2020. For any hotels acquired by the Company after January 1, 2020 (the "Acquired Hotels"), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020, to the date the Acquired Hotels were purchased by the Company (the "Pre-acquisition Period"). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

35

SUMMIT HOTEL PROPERTIES

Summary Pro Forma Operating Results

Pro Forma 74 Hotels - 2021 [1]		Q1		Q2		Q3		Oct		Nov		Dec		Q4		FYE
Occupancy		50.8%		65.0%		68.7%		70.1%		64.5%		60.3%		65.0%		62.4%
ADR	$	105.39	$	120.45	$	142.49	$	151.56	$	142.49	$	139.93	$	144.99	$	129.98
RevPAR	$	53.48	$	78.35	$	97.85	$	106.28	$	91.95	$	84.35	$	94.22	$	81.13
2020 Variance																
Occupancy change vs 2020		*-17.5%*		*166.8%*		*52.2%*		*47.4%*		*57.5%*		*50.2%*		*51.5%*		*43.5%*
ADR change vs 2020		*-32.9%*		*26.0%*		*37.0%*		*43.0%*		*43.8%*		*45.7%*		*44.0%*		*7.8%*
RevPAR change vs 2020		*-44.6%*		*236.1%*		*108.6%*		*110.8%*		*126.5%*		*118.9%*		*118.1%*		*54.7%*
2019 Variance																
Occupancy change vs 2019		*-34.0%*		*-21.0%*		*-15.0%*		*-15.2%*		*-16.9%*		*-10.9%*		*-14.5%*		*-21.0%*
ADR change vs 2019		*-37.1%*		*-27.4%*		*-10.2%*		*-11.1%*		*-7.8%*		*1.7%*		*-6.6%*		*-19.7%*
RevPAR change vs 2019		*-58.5%*		*-42.6%*		*-23.7%*		*-24.6%*		*-23.4%*		*-9.3%*		*-20.1%*		*-36.6%*

Pro Forma 74 Hotels - 2020 [1]		Q1		Q2		Q3		Oct		Nov		Dec		Q4		FYE
Occupancy		61.5%		24.4%		45.1%		47.6%		41.0%		40.1%		42.9%		43.5%
ADR	$	157.00	$	95.59	$	103.98	$	105.99	$	99.08	$	96.02	$	100.68	$	120.63
RevPAR	$	96.58	$	23.31	$	46.91	$	50.43	$	40.60	$	38.53	$	43.20	$	52.45

Pro Forma 74 Hotels - 2019 [1]		Q1		Q2		Q3		Oct		Nov		Dec		Q4		FYE
Occupancy		76.9%		82.3%		80.8%		82.7%		77.7%		67.6%		76.0%		79.0%
ADR	$	167.66	$	165.96	$	158.72	$	170.44	$	154.50	$	137.56	$	155.26	$	161.91
RevPAR	$	128.98	$	136.57	$	128.17	$	140.95	$	119.97	$	93.05	$	117.97	$	127.89

(1) Unaudited pro forma information includes operating results for 74 hotels owned as of December 31, 2021, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the "Acquired Hotels"), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the "Pre-acquisition Period"). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

36

SUMMIT HOTEL PROPERTIES

Adjusted EBITDAre Reconciliation

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2021	2020	2021	2020
Net loss	$ (10,905)	$ (44,708)	$ (68,584)	$ (149,245)
Depreciation and amortization	26,179	27,472	105,955	109,619
Interest expense	10,801	10,635	43,368	43,300
Interest income	(2)	(4)	(8)	(145)
Income tax expense (benefit)	398	(213)	1,473	1,376
EBITDA	**$ 26,471**	**$ (6,818)**	**$ 82,204**	**$ 4,905**
Loss on impairment and write-off of assets	-	977	4,361	1,759
(Gain) loss on disposal of assets, net	(159)	192	(240)	16
EBITDAre	**$ 26,312**	**$ (5,649)**	**$ 86,325**	**$ 6,680**
Provision for (reversal of) credit losses	-	2,291	(2,632)	4,821
Amortization of lease-related intangible assets, net	22	21	87	86
Equity-based compensation	4,820	1,518	10,681	6,476
Executive transition costs	1,065	-	1,065	-
Transaction costs	-	-	3,849	-
Debt transaction costs	60	29	220	365
Non-cash interest income [(1)]	(263)	(551)	(1,042)	(2,848)
Non-cash lease expense, net	133	54	521	329
Casualty (recoveries) losses, net	(313)	725	468	1,132
(Income) loss from non-controlling interest in joint venture	(124)	1,586	2,896	5,635
Adjustments from non-controlling interest in joint venture	(3,199)	(2,108)	(11,943)	(8,353)
Other	-	-	-	91
Adjusted EBITDAre	**$ 28,513**	**$ (2,084)**	**$ 90,495**	**$ 14,414**
%	*26.7%*	*-4.3%*	*25.0%*	*6.1%*

(1) Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

37

SUMMIT HOTEL PROPERTIES

For the Three Months Ended December 31, For the Year Ended December 31, 2021 2020 2021 2020 Net loss (10,905) $ (44,708) $ (68,584) $ (149,245) $ Preferred dividends (4,263) (3,710) (15,431) (14,838) Premium on redemption of preferred stock - - (2,710) - (Income) loss related to non-controlling interests in joint venture (124) 1,586 2,896 5,635 Net loss applicable to common shares and common units (15,292) $ (46,832) $ (83,829) $ (158,448) $ Real estate-related depreciation (1) 26,041 27,357 105,462 109,159 Loss on impairment and write-off of assets - 977 4,361 1,759 (Gain) loss on disposal of assets, net (159) 192 (240) 16 Adjustments from non-controlling interest in joint venture (2,450) (1,510) (8,454) (5,949) FFO applicable to common shares and common units 8,140 $ (19,816) $ 17,300 $ (53,463) $ Provision for (reversal of) credit losses - 2,291 (2,632) 4,821 Amortization of lease-related intangible assets, net 22 21 87 86 Amortization of deferred financing costs 1,114 612 4,353 2,267 Amortization of franchise fees (1) 138 115 493 460 Equity-based compensation 4,820 1,518 10,681 6,476 Executive transition costs 1,065 - 1,065 - Transaction costs -- 3,849 - Debt transaction costs 60 29 220 365 Premium on redemption of preferred stock -- 2,710 - Non-cash interest income (2) (263) (551) (1,042) (2,848) Non-cash lease expense, net 133 54 521 329 Casualty (recoveries) losses, net (313) 725 468 1,132 (Decrease) increase in deferred tax asset valuation allowance -(2) - 2,056 Adjustments from non-controlling interest in joint venture (115) (106) (1,291) (341) Other - - - 91 AFFO applicable to common shares and common units 14,801 $ (15,110) $ 36,782 $ (38,569) $ FFO per common share / common unit 0.08 $ (0.19) $ 0.16 $ (0.51) $ AFFO per common share / common unit 0.14 $ (0.14) $ 0.35 $ (0.37) $ Weighted average diluted common shares / common units for FFO / AFFO (3) 105,433 104,374 105,455 104,320 Adjusted FFO Reconciliation (1) The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented. (2) Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable. (3) The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis. 38